UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2019

GLOBAL HEALTHCARE REIT, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

6800 N. 79th St., Ste. 200, Niwot, CO 80503

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective April 12, 2019, Global Quapaw, LLC (“Quapaw”), a newly formed wholly subsidiary of Global Healthcare REIT, Inc., (the “Company”), signed a definitive Asset Purchase Agreement (the “Agreement’) pursuant to which Quapaw intends to purchase a skilled nursing facility located at 407 Whitebird Avenue, Quapaw, Oklahoma 74363 consisting of 86 licensed beds and commonly known as “Higher Call Nursing Center” (the “Facility”). The purchase price of the Facility will be ONE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,300,000.00) with ONE HUNDRED AND FIFTY THOUSAND and NO/100 DOLLARS provided in the form of seller financing. The purchase and sale of the Facility is subject to numerous conditions, including satisfactory due diligence, financing and other conditions customary in transactions of this nature. There can be no assurance that the transaction will be consummated. A copy of the Agreement is filed herewith as Exhibit 10.1.

“We anticipate signing a lease for this facility that will provide an attractive return on our capital while also yielding a comfortable coverage ratio for the operator,” stated Zvi Rhine, Global’s President and Chief Financial Officer. “Higher Call has been a 5-star facility for several years with a sterling reputation and we look forward to maintaining its high quality of care.”

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Item	Title

10.1	Asset Purchase Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: April 16, 2019	/s/ Zvi Rhine
Zvi Rhine, President

3